Exhibit 99.1

Coldwater Creek Announces Second Quarter 2011 Results and Launches Long-Term Strategic Operating Plan

Sandpoint, Idaho, August 31, 2011 — Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended July 30, 2011, and announced a long-term strategic operating plan to return to sales growth and increase profitability, including a merchandising revitalization plan, a comprehensive brand marketing campaign, and a retail store optimization program.

Second Quarter 2011 Operating Results

•                  Consolidated net sales were $181.4 million, compared with $253.5 million in the fiscal 2010 second quarter. Net sales from the retail segment, which includes the Company’s premium retail stores, outlet stores and day spa locations, were $142.2 million versus $195.4 million in the same period last year, primarily reflecting a decrease in comparable premium store sales of 30.6 percent.  Second quarter net sales from the direct segment, which includes internet, phone and mail orders, decreased 32.6 percent to $39.2 million from $58.1 million in the same period last year.

•                  Consolidated gross profit was $45.3 million, or 25.0 percent of net sales, compared with $84.7 million, or 33.4 percent of net sales, for the fiscal 2010 second quarter. The decline in gross profit margin was primarily due to the deleveraging of fixed retail occupancy costs given the lower sales, and to a lesser extent, lower merchandise margins as a result of higher promotional activity.

•                  Selling, general and administrative expenses (SG&A) were $70.0 million, or 38.6 percent of net sales, compared with $82.5 million, or 32.6 percent of net sales, for the fiscal 2010 second quarter. The $12.5 million decline in SG&A was due primarily to lower variable and fixed operating expenses, lower employee related costs and lower marketing spend compared to the same period last year.

•                  Net loss was $27.7 million, or $0.30 per share, compared with net income of $1.5 million, or $0.02 per diluted share, for the fiscal 2010 second quarter. Net loss for the second quarter 2011 included a non-cash asset impairment charge of $2.4 million, or $0.03 per share, related primarily to eighteen underperforming stores.

Dennis Pence, Chairman and Chief Executive Officer, stated, “While we are disappointed with our second quarter financial results, we had expected the period to be challenging as our summer assortment did not fully reflect our new merchandise direction.”  Mr. Pence continued, “As we look to the back half of 2011, we will begin to see the collective efforts of our new design and merchandising teams reflected in our fall and holiday offerings, which will be supported by a comprehensive marketing campaign focused on driving traffic and conversion. We believe these actions, combined with our plan to close 35-45 underperforming stores, will allow us to more rapidly return our business to profitability.”

Balance Sheet

At July 30, 2011, cash totaled $31.5 million, as compared with $72.3 million at July 31, 2010. Premium retail store inventory per square foot, including retail inventory in the distribution center, declined approximately16.0 percent as compared to the end of the second quarter last year.  Total inventory decreased 8.5 percent to $152.2 million from $166.4 million at the end of the second quarter last year.

Store Openings and Closures

During the second quarter of fiscal 2011 the Company opened two and closed seven premium retail stores, and ended the quarter with 366 premium retail stores.  In the second half of 2011, the Company plans to open approximately three new premium retail stores, which had previously been committed to, and plans to close between seven to nine underperforming premium retail stores.

Long-Term Strategic Operating Plan

Over the past 12 months Coldwater Creek has made significant changes to its merchandising and design organizations adding key talent and implementing process changes to improve its product offering. With this foundation in place, Coldwater Creek is now implementing the second phase of its turnaround which is focused on three key areas:

•                  Continuing to execute the merchandise revitalization initiatives by creating collections with a modern fashion sensibility in vibrant colors, prints, and patterns, offering enhanced versatility and addressing more aspects of its customers’ lifestyle needs. The Company is focusing on balancing its category investments and improving inventory productivity. Significant elements of the new merchandising philosophy are reflected in the Company’s fall assortment, and will be even more fully incorporated into collections for holiday 2011 and fiscal 2012.

•                  Initiating a comprehensive brand marketing campaign to restore Coldwater Creek’s brand image, which includes television, national magazine advertising, and online media. The campaign, which will be introduced this fall and holiday, is designed to increase brand engagement, traffic, and conversion with a focus on expanding the reach to a broader segment of the Company’s target demographic.

•                  Improving overall financial performance, which includes a continued aggressive focus on expense and inventory management, as well as a store optimization program. This program involves the closure of approximately 35 to 45 underperforming stores over the next two years, including approximately 15 stores in fiscal 2011, and will be achieved through a staged approach based primarily on early termination rights and natural lease expirations. In total, over the last twelve months ended July 30, 2011, these 35-45 stores generated approximately $45-$55 million in annualized sales. When completed, the Company expects these actions to generate approximately $15-$20 million in annualized expense reductions and approximately $8-$12 million in annualized improvement in pre-tax operating results based on results over the most recent twelve month period.

Conference Call Information

Coldwater Creek will host a conference call on Wednesday, August 31, 2011, at 4:30 p.m. (Eastern) to discuss fiscal 2011 second quarter results. The call will be simultaneously broadcast on the Investor Relations section of the Company’s Web site at http://www.coldwatercreek.com and will be archived from approximately one hour after the conference call until Wednesday, September 7, 2011. The replay can be accessed by dialing (877) 870-5176 and providing conference ID 375926. A replay and transcript of the call will also be available in the Investor Relations section of the Company’s Web site.

Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements with respect to our ability to successfully implement our long-term strategic operating plan and restore profitability, which includes the planned closure of underperforming stores and the related expected reductions in expenses and increases in operating results.  These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect.  As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•                  the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as the current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•                  potential inability to attract and retain key personnel;

•                  our new design aesthetic and merchandising direction may take longer to implement than expected or may not resonate with our customer demographic;

•                  our brand marketing campaign may take time to have an impact and may not be successful in improving traffic or conversion;

•                  our long-term strategic operating plan may not result in improved results of operations and cash flow;

•                  difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•                  the possibility that our sales and earnings expectations will not be realized, due to changing business and economic conditions;

•                  our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•                  our potential inability to fund our operations with operating cash and available credit as a result of either lower sales or higher than anticipated costs, or both;

•                  delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages; risks related to our foreign sourcing strategy; and the possibility that foreign sourcing may not lead to any reduction of our sourcing costs or improvement in our margins;

•                  increasing competition from other specialty retailers and companies that have introduced concepts or products similar to ours;

•                  difficulties encountered in anticipating and managing customer returns and the possibility that customer returns will be greater than expected;

•                  the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•                  unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•                  our reduced cash position may harm our ability to execute our business plan and may require us to seek additional financing;

•                  our revolving line of credit may not be fully available due to borrowing base and other limitations;

•                  the actual number and timing of store closures will depend on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contacts:

Lyn Walther

Divisional Vice President, Investor Relations

208-265-7005

Web site:  www.coldwatercreek.com

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA

(Unaudited)

(in thousands, except for per share data, store counts and square footage)

Statements of Operations:

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010

Net sales	$181,409	$253,498	$361,204	$496,584
Cost of sales	136,088	168,762	261,270	320,943
Gross profit	45,321	84,736	99,934	175,641
Selling, general and administrative expenses	70,029	82,547	153,708	169,001
Loss on asset impairments	2,445	—	2,875	—
Income (Loss) from operations	(27,153)	2,189	(56,649)	6,640
Interest, net, and other	(455)	(189)	(702)	(436)
Income (Loss) before income taxes	(27,608)	2,000	(57,351)	6,204
Income tax provision	71	531	356	2,413
Net income (loss)	$(27,679)	$1,469	$(57,707)	$3,791
Net income (loss) per share - Basic	$(0.30)	$0.02	$(0.62)	$0.04
Weighted average shares outstanding - Basic	92,606	92,265	92,561	92,224
Net income (loss) per share - Diluted	$(0.30)	$0.02	$(0.62)	$0.04
Weighted average shares outstanding - Diluted	92,606	92,635	92,561	92,687

Supplemental Data:

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
Segment net sales:
Retail	$142,244	$195,399	$277,506	$371,409
Direct	39,165	58,099	83,698	125,175
Total	$181,409	$253,498	$361,204	$496,584

	Three Months Ended		Six Months Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
Operating statistics:
Catalogs mailed	7,089	14,643	28,816	39,446
Premium retail stores:
Opened	2	5	2	9
Closed	7	—	9	1
Count at end of the fiscal period	366	364	366	364
Square footage	2,129,634	2,147,703	2,129,634	2,147,703
Outlet stores:
Opened	—	1	—	1
Closed	—	—	—	1
Count at end of the fiscal period	39	36	39	36
Square footage	266,340	253,026	266,340	253,026
Spa stores:
Count at end of the fiscal period	9	9	9	9
Square footage	48,688	48,688	48,688	48,688

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for per share data)

	July 30,	January 29,	July 31,
	2011	2011	2010
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,530	$51,613	$72,279
Receivables	9,296	9,561	13,106
Inventories	152,183	156,481	166,392
Prepaid and other	11,639	12,217	9,131
Income taxes recoverable	—	1,489	13,668
Prepaid and deferred marketing costs	4,293	6,902	5,798
Deferred income taxes	6,536	6,029	6,464
Total current assets	215,477	244,292	286,838
Property and equipment, net	231,448	259,349	281,386
Deferred income taxes	2,049	1,915	—
Restricted cash	—	—	890
Other	1,686	1,167	1,252
Total assets	$450,660	$506,723	$570,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,541	76,354	$91,555
Accrued liabilities	74,102	80,809	74,340
Income taxes payable	3,302	—	—
Current maturities of long-term debt and capital lease obligations	878	796	1,693
Current deferred marketing fees and revenue sharing	4,358	4,487	4,688
Total current liabilities	157,181	162,446	172,276
Deferred rents	108,227	116,875	122,988
Long-term debt and capital lease obligations	26,877	12,241	11,616
Supplemental Employee Retirement Plan	10,208	10,013	9,551
Deferred marketing fees and revenue sharing	5,144	5,822	6,309
Deferred income taxes	5,524	5,524	6,147
Other	1,509	793	698
Total liabilities	314,670	313,714	329,585

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 92,688, 92,503 and 92,325 shares issued, respectively	926	925	923
Additional paid-in capital	126,482	125,795	125,552
Accumulated other comprehensive loss	(464)	(464)	(349)
Retained earnings	9,046	66,753	114,655
Total stockholders’ equity	135,990	193,009	240,781
Total liabilities and stockholders’ equity	$450,660	$506,723	$570,366

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	July 30,	July 31,
	2011	2010

Operating activities:
Net income (loss)	$(57,707)	$3,791
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,042	31,247
Stock-based compensation expense	1,162	1,601
Supplemental Employee Retirement Plan expense	278	373
Deferred income taxes	(641)	—
Valuation allowance adjustments	(658)	(474)
Net loss on asset dispositions	125	181
Loss on asset impairments	2,875	—
Other	9	4
Net change in current assets and liabilities:
Receivables	265	(7,129)
Inventories	4,298	(4,846)
Prepaid and other and income taxes recoverable	2,067	(591)
Prepaid and deferred marketing costs	2,609	69
Accounts payable	(3,878)	(9,874)
Accrued liabilities	(7,356)	(7,005)
Income taxes payable	3,302	—
Change in deferred marketing fees and revenue sharing	(807)	(1,367)
Change in deferred rents	(8,503)	(1,670)
Other changes in non-current assets and liabilities	739	(480)
Net cash provided by (used in) operating activities	(31,779)	3,830

Investing activities:
Purchase of property and equipment	(3,699)	(15,151)
Proceeds from asset dispositions	766	10
Net cash used in investing activities	(2,933)	(15,141)

Financing activities:
Proceeds from issuance of long-term debt	15,000	—
Payments of capital lease and other financing obligations	(296)	(1,336)
Payment of credit facility financing costs	(680)	—
Net change in vendor payment program	421	—
Net proceeds from exercises of stock options and ESPP purchases	184	369
Tax withholding payments	—	(93)
Net cash provided by (used in) financing activities	14,629	(1,060)
Net decrease in cash and cash equivalents	(20,083)	(12,371)
Cash and cash equivalents, beginning	51,613	84,650
Cash and cash equivalents, ending	$31,530	$72,279